Exhibit 99.2

Designated Filer:	Warburg Pincus Private Equity (E&P) X, Inc.
Issuer & Ticker Symbol:	Laredo Petroleum, Inc. [LPI]
Date of Event Requiring Statement:	March 5, 2015

Joint Filer Information

Joint Filers:

1. Name:	Warburg Pincus Private Equity (E&P) X, Inc.
Address:
450 LEXINGTON AVENUE
New York, NY 10017

2. Name:	Warburg Pincus Private Equity (E&P) X-A, L.P.
Address:
450 LEXINGTON AVENUE
New York, NY 10017

3. Name:	Warburg Pincus Private Equity (E&P) X-B, L.P.
Address:
450 LEXINGTON AVENUE
New York, NY 10017

4. Name:	Warburg Pincus (E&P) X, L.P.
Address:
450 LEXINGTON AVENUE
New York, NY 10017

5. Name:	Warburg Pincus (E&P) X, LLC
Address:
450 LEXINGTON AVENUE
New York, NY 10017

6. Name:	Warburg Pincus Partners (E&P) LLC
Address:
450 LEXINGTON AVENUE
New York, NY 10017

7. Name:	Warburg Pincus & Company US, LLC
Address: 450 LEXINGTON AVENUE
New York, NY 10017